ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                      ADVANCED REHAB TECHNOLOGY CORPORATION

     FIRST.  The  name  of  the  corporation  is:
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     ADVANCED  REHAB  TECHNOLOGY  CORPORATION

     SECOND.  Its  registered  office  in the State of Nevada is located at 2533
     ------
North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD.  The objects for which this Corporation is formed are:  To engage in
     -----
any  lawful  activity,  including,  but  not  limited  to  the  following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs would up according to law.

(D)  Shall  have  power  to  sue  and  be  sued  in  any court of law or equity.

(E)  Shall  have  power  to  make  contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.


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(I)  Shall  have  power  to  wind  up  and  dissolve  itself,  or be would up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall no in any way effect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness , payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer share of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the object of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.


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(P)  Shall  have  power  to  make  donations  for  the  public  welfare  or  for charitable,  scientific  or  educational  purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

     FOURTH. That the total number of common stock authorized that may be issued
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by  the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock @ $.001 par value. Said common shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

     Preferred Stock may also be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rate of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority to do so being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     FIFTH. The governing board of this corporation shall be known as directors,
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and  the  number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1). The name and pose office address of the first board of Directors shall be one
(1)  in  number  and  listed  as  follows:

               NAME                              POST OFFICE ADDRESS
               ----                              -------------------
       Brent Buscay                              2533 North Carson Street
                                                 Carson City, Nevada 89706


     SIXTH.  The  capital  stock, after the amount of the subscription price, or
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par value, has been paid in, shall not be subject to assessment to pay the debts of  the  corporation.

     SEVENTH.  The  name and post office address of the Incorporator signing the
     -------

Articles  of  Incorporation  is  as  follows:

               NAME                              POST OFFICE ADDRESS
               ----                              -------------------
       Brent Buscay                              2533 North Carson Street
                                                 Carson City, Nevada 89706


     EIGHTH.  The  resident  agent  for  this  corporation  shall  be:
     ------

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706
     NINTH.  The  corporation  is  to  have  perpetual  existence.
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     TENTH.  In  furtherance  and  not  in limitation of the powers conferred by
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statute,  the  Board  of  Directors  is  expressly  authorized:

     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all or the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH.  No  shareholder  shall  be  entitled  as  a  matter  of right to
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subscribe  for  or  receive  additional  shares  of  any  class  of stock of the
Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH.  No  director  or  officer  of the Corporation shall be personally
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liable  to  the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     THIRTEENTH.  This Corporation reserves the right to amend, alter, change or
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repeal  any  provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


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I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of August, 1997.


                                  /s/ Brent Buscay
                                  --------------------------
                                  Brent Buscay



STATE  OF  NEVADA     )
                      )   SS:
CARSON  CITY          )

On this 13th day of August, 1997 I Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                  Brent Buscay

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.


                                  -------------------------------------
                                  Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.



August  13,  1997                 -----------------------------------
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Date                              Assistant  Vice  President


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